UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2022

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As reported below in Item 5.07, at the 2022 Annual Meeting (the “2022 Annual Meeting”) of shareholders of MiMedx Group, Inc. (the “Company”), the Company’s shareholders approved the MiMedx, Inc. Employee Stock Purchase Plan (the “ESPP”), which authorized three million shares for issuance and sale under the ESPP. A summary of the material terms of the ESPP is set forth in the Company’s definitive proxy statement for the 2022 Annual Meeting, which was filed with the Securities and Exchange Commission on April 26, 2022 (the “Proxy Statement”), and which description is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which is attached as Annex A to the Proxy Statement and is also incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2022, the Company held its 2022 Annual Meeting. At the 2022 Annual Meeting, shares of Company common stock and Series B Preferred Stock representing 114,875,727 votes (i.e., approximately 86.8% of the votes entitled to be cast at the 2022 Annual Meeting) were represented in person or by proxy.

At the 2022 Annual Meeting, shareholders of the Company: (1) elected James L. Bierman and Phyllis I. Gardner as directors; (2) approved an advisory resolution regarding executive compensation; (3) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (4) adopted the ESPP. Set forth below is information regarding the votes cast for each proposal:

Proposal 1: Election of Two Directors.

	For	Abstain/ Withhold	Broker Non-Votes	Percentage Approved By1	Percentage Approved By (Excluding Preferred Holders)[1,2]
James L. Bierman	72,259,814	21,753,552	20,862,361	76.86%	70.98%
Phyllis I. Gardner	74,864,892	19,148,474	20,862,361	79.63%	74.46%

Proposal 2: Advisory approval of Executive Compensation.

For	Against	Abstain	Broker Non-Votes	Percentage Approved By	Percentage Approved By (Excluding Preferred Holders)[2]
62,182,208	30,770,310	1,060,849	20,862,360	66.90%	58.36%

Proposal 3: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

For	Against	Abstain	Broker Non-Votes	Percentage Approved By	Percentage Approved By (Excluding Preferred Holders)[2]
110,098,462	4,354,816	422,449	N/A	96.20%	95.44%

Proposal 4: Approved adoption of the ESPP.

For	Against	Abstain	Broker Non-Votes	Percentage Approved By	Percentage Approved By (Excluding Preferred Holders)[2]
75,471,003	18,100,021	442,342	20,862,361	80.66%	75.71%

[1]	Percentage is calculated based on abstained votes being counted as a vote against the proposal.
[2]	Percentage is calculated excluding votes representing shares of Series B Preferred Stock from numerator and denominator.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: June 13, 2022	By:	/s/ Peter M. Carlson
Peter M. Carlson
Chief Financial Officer